UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2009

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2009, The Empire District Electric Company (the “Company”) entered into an Equity Distribution Agreement with UBS Securities LLC for an offering of shares of common stock of the Company (the “Agreement”).  In accordance with the terms of the Agreement, the Company may offer and sell shares having an aggregate offering price of up to $60,000,000 (the “Shares”) from time to time through UBS Securities LLC as the Company’s sales agent.  Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or as otherwise agreed by the Company and UBS Securities LLC.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-152729), which became effective with the Securities and Exchange Commission on August 15, 2008 (the “Registration Statement”).

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Agreement is qualified in its entirety by reference to such exhibit.  The Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Attached hereto as Exhibit 5.1 is an opinion of Anderson & Byrd, LLP regarding the legality of the Shares.  This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Anderson & Byrd, LLP.

10.1	Equity Distribution Agreement dated February 25, 2009 between The Empire District Electric Company and UBS Securities LLC.

23.1	Consent of Anderson & Byrd, LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY
By: /s/ Gregory A. Knapp Name: Gregory A. Knapp Title: Vice President - Finance & Chief Financial Officer

Dated:  February 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Anderson & Byrd, LLP.

10.1	Equity Distribution Agreement dated February 25, 2009 between The Empire District Electric Company and UBS Securities LLC.

23.1	Consent of Anderson & Byrd, LLP (included in Exhibit 5.1 above).